UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 11, 2011

MANNATECH, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
600 S. Royal Lane, Suite 200
Coppell, Texas  75019
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  (972) 471-7400
_________________________________________________
(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 11, 2011, Marlin Ray Robbins, one of the directors of Mannatech, Incorporated (the “Company”), received notice regarding the status of shares of the Company’s common stock pledged by Mr. Robbins to a lender which has been placed in receivership as a result of a an action filed by the Securities and Exchange Commission (the “SEC”) against the lender (the “Receivership”).  On April 11, 2011, Mr. Robbins received a copy of the claims objection filed by the receiver in such matter (the “Receiver”).  The Receiver alleges that the lender perpetrated a fraudulent stock-based loan program, in which the lender would lend money to borrowers secured by the value of stock transferred by the borrowers to the lender.  The Receiver alleges further that, rather than holding the stock as collateral for the loans, the lender would liquidate the stock and use the proceeds to fund the borrower’s loan.  Mr. Robbins is one of the targets of such fraud.  In 2005, he pledged 1,400,000 of his shares of the Company’s common stock to secure a loan from the lender.  Neither the Company nor Mr. Robbins has been informed during the course of the Receivership whether the shares pledged by Mr. Robbins had been fraudulently sold by the lender.  However, given the positions asserted by the Receiver in its recent claims objection, it is unlikely that the shares are still held by the lender or that Mr. Robbins will regain possession of the shares.  In a hearing scheduled for June 28, 2011, the court will rule on the Receiver’s claims objections and the facts alleged therein.  In the event the court grants the Receiver’s claims objections, then the Company will deem the pledged shares to no longer be held by Mr. Robbins.

A copy of the Company’s press release announcing the status of the Receivership is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Exhibit
99.1*	Press Release dated April 15, 2011 entitled “Mannatech Announces Status of Stock Pledge.”
*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED
Dated: April 15, 2011	By:	/s/ Stephen D. Fenstermacher
Stephen D. Fenstermacher Co-Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1*	Press Release dated April 15, 2011 entitled “Mannatech Announces Status of Stock Pledge.”
            *Filed herewith.